Exhibit 4.67

F09.249

DATED 10 November 2011

IONIAN TRADERS INC.

NORWALK STAR OWNERS INC.

(as Borrowers)

-and-

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

UNICREDIT BANK AG

(as Lenders)

-and-

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

(as agent)

-and-

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

UNICREDIT BANK AG

(as Swap Providers)

-and-

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

(as Security Agent)

SECOND SUPPLEMENTAL AGREEMENT TO A SECURED LOAN FACILITY

AGREEMENT DATED 13 MAY 2008 AS AMENDED AND SUPPLEMENTED BY

A FIRST SUPPLEMENTAL AGREEMENT DATED 25 FEBRUARY 2010

CONTENTS

		Page

1	Interpretation	2

2	Conditions	3

3	Representations and Warranties	5

4	Amendments to Loan Agreement	6

5	Confirmation and Undertaking	6

6	Communications, Law and Jurisdiction	7

Schedule 1		8
	Effective Date Confirmation	8

SUPPLEMENTAL AGREEMENT

Dated: 10 November 2011

BETWEEN:

(1)	NORWALK STAR OWNERS INC. (“Norwalk”), and IONIAN TRADERS INC. (“Ionian”), both companies incorporated under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, (together the “Borrowers” and each a “Borrower”) jointly and severally; and

(2)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting as lender through its office at 17, Domshof, 28195, Bremen, Federal Republic of Germany and UNICREDIT BANK AG (formerly known as Bayerische Hypo- und Vereinsbank AG), a company incorporated under the laws of the Federal Republic of Germany with its registered office at Kardinal-Faulhaber-Strasse 1, 8033 Munich, acting as lender through its office at Neuer Wall 64, D-20354 Hamburg, Federal Republic of Germany (together the “Lenders” and each a “Lender”); and

(3)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting as agent through its office at 17, Domshof, 28195, Bremen, Federal Republic of Germany (in that capacity the “Agent”); and

(4)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting as swap provider through its office at 17, Domshof, 28195, Bremen, Federal Republic of Germany and UNICREDIT BANK AG (formerly known as Bayerische Hypo- und Vereinsbank AG), a company incorporated under the laws of the Federal Republic of Germany with its registered office at Kardinal-Faulhaber-Strasse 1, 8033 Munich, acting as swap provider through its office at Neuer Wall 64, D-20354 Hamburg, Federal Republic of Germany (together, the “Swap Provider” and each a “Swap Provider”); and

(5)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting as security agent through its office at 17, Domshof, 28195, Bremen, Federal Republic of Germany (in that capacity the “Security Agent”).

SUPPLEMENTAL TO a secured loan agreement dated 13 May 2008 made between the Borrower, the Lenders, the Agent, the Swap Providers and the Security Agent as amended and supplemented by a first supplemental agreement dated 25 February 2010 made between the Borrower, the Guarantor, the Lenders, the Agent, the Swap Providers and the Security Agent (together, the “Loan Agreement”) on the terms and subject to the conditions of which each of the Lenders has agreed to advance to the Borrowers on a joint and several basis its Commitment (aggregating, with all the other Commitments, an amount not exceeding the lesser of (i) $125,000,000 and (ii) sixty per cent (60%) of the Fair Market Value on the Drawdown Date) to assist the Borrowers to finance part of the aggregate Purchase Price of the Vessels (the “Loan”).

WHEREAS:

The Borrowers have requested and the Finance Parties have agreed that the Managers are released from the managers’ confirmation specified in Part I of Schedule 2 of the Loan Agreement and that the Finance Parties agree to accept the New Managers in its stead as a replacement manager but only subject to the terms and conditions contained in this Supplemental Agreement.

IT IS AGREED THAT:

1	Interpretation

1.1	In this Supplemental Agreement:-

“Additional Security Documents” means this Supplemental Agreement and the Deed of Confirmation.

“Deed of Confirmation” means the deed of confirmation of the Guarantor in favour of the Security Agent, in such form and containing such terms and conditions as the Agent shall require.

“Effective Date” means the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 1 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if a Default shall have occurred.

“Finance Parties” means the Agent, the Security Agent, the Swap Providers and the Lenders.

“New Management Agreement” means the agreement for the commercial and/or technical management of the Vessels made or to be made between each Borrower, in respect of its Vessel, and the New Managers and “New Management Agreement” means each one of them.

“New Managers” means TMS Bulkers Ltd. of the Republic of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, or such other commercial and/or technical managers of the Vessels nominated by the Borrowers as the Agent may approve.

“New Managers’ Confirmations” means the written confirmation of the New Managers that, throughout the Facility Period unless otherwise agreed by the Agent, they will remain the commercial and technical managers of the Vessels and that they will not, without the prior written consent of the Agent, sub-contract or delegate the commercial or technical management of either of the Vessels to any third party and confirming in terms acceptable to the Agent that, following the occurrence of an Event of Default, all claims of the New Managers against either of the Borrowers shall be subordinated to the claims of the Finance Parties under the Finance Documents, in such form and containing such terms and conditions as the Agent shall require.

1.2	All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it were set out in full.

1.3	All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions

2.1	As conditions for the agreement of the Finance Parties to the requests specified in the Recital above and for the effectiveness of Clause 4, the Borrower shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

2.1.1	a certificate from a duly authorised officer or the legal advisor of each Security Party confirming that none of the documents delivered to the Agent pursuant to Schedule 2, Part I, 1 (a), (c), (d) and (g) of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified;

2.1.2	a certificate of a duly authorised officer of the New Managers certifying that each copy document relating to it specified in this Clause 2 is correct, complete and in full force and effect and setting out the names of the directors, officers and shareholders of that Security Party and the proportion of shares held by each shareholder;

2.1.3	copies of the constitutional documents of the New Managers together with such other evidence as the Agent may reasonably require that the New Managers is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party;

2.1.4	a copy, certified by a director or the secretary of each Security Party and the New Managers as true, complete and accurate and neither amended nor revoked, of a resolution of the directors and a resolution of the shareholders of that Security Party and the New Managers (together, where appropriate, with signed waivers of notice of any directors’ or shareholders’ meetings) approving, and authorising or ratifying the execution of, this Supplemental Agreement and any document to be executed by that Security Party or the New Managers pursuant to this Supplemental Agreement;

2.1.5	a notarially attested and legalised power of attorney of each Security Party and the New Managers under which this Supplemental Agreement and any documents required pursuant to it are to be executed by that Security Party and the New Managers;

2.1.6	where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of the New Manager are duly registered in the companies registry or other registry in the country of incorporation of that New Managers;

2.1.7	the Additional Security Documents duly executed;

2.1.8	certificates of good standing in respect of the Security Parties and the New Managers;

2.1.9	evidence that any process agent referred to in Clause 24.5 (Service of process) of the Loan Agreement and any process agent appointed under any other Finance Document has accepted its appointment;

2.1.10	the New Management Agreements;

2.1.11	the New Manager’s Confirmation duly executed;

2.1.12	the ISM Company’s current DOC; and

2.1.13	confirmation satisfactory to the Agent that all legal opinions required by the Agent will be given substantially in the form required by the Agent.

2.2	All documents and evidence delivered to the Agent pursuant to this Clause shall:

2.2.1	be in form and substance acceptable to the Agent;

2.2.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.2.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

3	Representations and Warranties

Each of the representations and warranties contained in clause 11 of the Loan Agreement shall be deemed repeated by the Borrowers at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents included the Additional Security Documents.

4	Amendments to Loan Agreement

With effect from the Effective Date:

4.1	the definitions set forth in Clause 1.1 (other than the definition of “Effective Date”) shall be included as definitions in clause 1.1 of the Loan Agreement;

4.2	the definitions of “Managers”, “Management Agreements” shall be deleted and replaced by the definitions of “New Managers” and “New Management Agreements” respectively and all references in the Loan Agreement and the Security Documents to Managers and Management Agreements shall be construed to mean the New Managers and the New Management Agreements respectively;

4.3	the definition of “Relevant Documents” set out in clause 1.1 of the Loan Agreement shall be amended to include the New Manager’s confirmation;

4.4	the definition of “Security Documents” set out in clause 1.1 of the Loan Agreement shall be amended to include the Additional Security Documents; and

4.5	clause 19.2.1 of the Loan Agreement shall be deleted and replaced as follows:-

“19.2.1	in the case of the Borrowers, c/o Dryships Inc. of Omega Building, 80 Kifissias Avenue, 151 25 Maroussi, Athens, Greece (fax no: +30 210 8090575) marked for the attention of Mr Ziad Nakhleh;”

All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.

5	Confirmation and Undertaking

5.1	Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement were references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2	The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement.

6	Communications, Law and Jurisdiction

The provisions of clauses 19 and 24 of the Loan Agreement shall apply to this Supplemental Agreement as if they were set out in full and as if references to the Loan Agreement were references to this Supplemental Agreement.

Schedule 1

Effective Date Confirmation

To: NORWALK STAR OWNERS INC.

IONIAN TRADERS INC.

Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands MH 96960

We, DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, refer to the supplemental agreement dated                  2011 (the “Supplemental Agreement”) relating to a secured loan agreement dated 13 May 2008 as amended and supplemented by a first supplemental agreement dated 25 February 2010 (the “Loan Agreement”) made between you as the Borrowers, the banks listed in it as the Lenders, ourselves as the Agent, the Swap Providers and ourselves as the Security Agent in respect of a loan to you from the Lenders of up to $125,000,000.

We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Supplemental Agreement have been satisfied. In accordance with Clauses 1.1 and 4 of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.

Dated:                  2011

Signed:
For and on behalf of

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

IN WITNESS of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

SIGNED and DELIVERED as a DEED by IONIAN TRADERS INC. acting by Dimitrios Glynos its duly authorised attorney-in-fact in the presence of: KONSTANTINOS KARACHALIOS	) ) ) ) ) ) )	/s/ Dimitrios Glynos

SIGNED and DELIVERED as a DEED by NORWALK STAR OWNERS INC. acting by Dimitrios Glynos its duly authorised attorney-in-fact in the presence of: KONSTANTINOS KARACHALIOS	) ) ) ) ) ) )	/s/ Dimitrios Glynos

SIGNED and DELIVERED as

a DEED by

DEUTSCHE SCHIFFSBANK

AKTIENGESELLSCHAFT (as a Lender)

acting by

Christodoulos Vartzis

its duly authorised attorney-in-fact

in the presence of:

KONSTANTINOS KARACHALIOS

	) ) ) ) ) ) ) )	/s/ Christodoulos Vartzis

SIGNED and DELIVERED as

a DEED by

UNICREDIT BANK AG

(formerly known as BAYERISCHE

HYPO- UND VEREINSBANK AG)

(as a Lender)

acting by

Christodoulos Vartzis

its duly authorised attorney-in-fact

in the presence of:

KONSTANTINOS KARACHALIOS

	) ) ) ) ) ) ) ) ) )	/s/ Christodoulos Vartzis

SIGNED and DELIVERED as a DEED by DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT (as Agent) acting by Christodoulos Vartzis its duly authorised attorney-in-fact in the presence of: KONSTANTINOS KARACHALIOS	) ) ) ) ) ) ) )	/s/ Christodoulos Vartzis

SIGNED and DELIVERED as

a DEED by

DEUTSCHE SCHIFFSBANK

AKTIENGESELLSCHAFT

(as a Swap Provider)

acting by

Christodoulos Vartzis

its duly authorised attomey-in-fact

in the presence of:

KONSTANTINOS KARACHALIOS

	) ) ) ) ) ) ) ) )	/s/ Christodoulos Vartzis

SIGNED and DELIVERED as

a DEED by

UNICREDIT BANK AG

(formerly known as BAYERISCHE

HYPO- UND VEREINSBANK AG)

(as a Swap Provider)

acting by

Christodoulos Vartzis

its duly authorised attorney-in-fact

in the presence of:

KONSTANTINOS KARACHALIOS

	) ) ) ) ) ) ) ) ) )	/s/ Christodoulos Vartzis

SIGNED and DELIVERED as

a DEED by

DEUTSCHE SCHIFFSBANK

AKTIENGESELLSCHAFT

(as Security Agent)

acting by

Christodoulos Vartzis

its duly authorised attorney-in-fact

in the presence of:

KONSTANTINOS KARACHALIOS

) ) ) ) ) ) ) ) )	/s/ Christodoulos Vartzis